UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2014

NATIONAL PENN BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-22537-01	23-2215075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 1100

Allentown, PA 18101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On September 9, 2014 National Penn Bancshares, Inc. (“National Penn”) entered into an Underwriting Agreement with Sandler O’Neill & Partners, L.P. (“Sandler”) and Credit Suisse Securities (USA) LLC (together with Sandler, the “Underwriters”), for the issuance and sale of $125,000,000 aggregate principal amount of its unsecured 4.25% Senior Notes (“Notes”) due September 30, 2024 (the “Offering”). The Offering is more fully described in a prospectus supplement dated September 9, 2014 to the prospectus dated May 10, 2012 filed with the Securities and Exchange Commission as part of National Penn’s Registration Statement on Form S-3 (Registration No. 333-181309) filed on May 10, 2012. The Offering is expected to close on or about September 16, 2014, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants of National Penn, conditions to closing, indemnification obligations of National Penn and the Underwriters, and termination and other customary provisions. A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On September 9, 2014, National Penn issued a press release announcing the pricing of the Offering, a copy of which has been attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated September 9, 2014, by and among National Penn Bancshares, Inc. and Sandler O’Neill & Partners, L. P. and Credit Suisse Securities (USA) LLC.

99.1	Press Release issued by National Penn Bancshares, Inc. dated September 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date: September 10, 2014	By:	/s/ Scott V. Fainor
Name: Scott V. Fainor
Title: President and CEO

Exhibit Index

1.1	Underwriting Agreement, dated September 9, 2014, by and among National Penn Bancshares, Inc. and Sandler O’Neill & Partners, L. P. and Credit Suisse Securities (USA) LLC.

99.1	Press Release issued by National Penn Bancshares, Inc. dated September 9, 2014.